UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 4, 2014

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6598-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 4, 2014, Dr. Bing Li resigned from the board of directors (the “Board”) of China Biologic Products, Inc. (the “Company”), effective from the same date. Dr. Li’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same date, the Board appointed Mr. Dai Feng, as a director of the Company with immediate effect to fill the vacancy resulting from Dr. Li’s resignation from the Board.

Mr. Feng has served at Warburg Pincus Asia LLC (“Warburg Pincus”) since 2004. As a managing director, Mr. Feng is responsible for Warburg Pincus’s healthcare investment activities in China. Prior to joining Warburg Pincus, Mr. Feng served as an associate in the equities division of Goldman Sachs from 2003 to 2004 and as an analyst in the investment banking division of Goldman Sachs from 1997 to 1999.  He is also a director of PW Medtech Group Limited, EA Inc. and Beijing Amcare Women’s and Children’s Hospital Co., Ltd. Mr. Feng graduated from Harvard University with a bachelor’s degree in electrical engineering in 1997.

The Company entered into a director agreement and an indemnification agreement with Mr. Feng on May 4, 2014. At Mr. Feng’s request, he will receive no compensation for his service as a director of the Company, under the terms of the director agreement. Under the terms of the indemnification agreement, the Company agreed to indemnify Mr. Feng against expenses, judgments, fines, penalties, or other amounts actually and reasonably incurred by him in connection with any proceeding, provided that he has acted in good faith and in the best interests of the Company. The description of the terms of the director agreement herein is qualified in its entirety by the provisions of the director agreement filed as an exhibit to this Current Report on Form 8-K. The description of the terms of the indemnification agreement herein is qualified by reference to the provisions of the indemnification agreement, the forms of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 30, 2008.

There is no family relationship between Mr. Feng and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Feng and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Director Agreement between Dai Feng and China Biologic Products, Inc., dated May 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer